CHINO COMMERCIAL BANK  N. A.
STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS:
Cash and Due from Banks	$5,218,760	$5,328,842
Federal Funds Sold	9,155,000	11,370,000
Cash and Cash equivalents	14,373,760	16,698,842
Interest-bearing deposits at banks	7,122,000	6,030,000
Investment Securities available for sale	15,105,602	16,311,377
Investment Securities held to maturity (fair value approximates $5,180,028 at June 30, 2006 and $5,764,134 at December 31, 2005)	5,369,702	5,850,687
Federal Reserve Bank stock, at cost	159,600	159,600
Federal Home Loan Bank stock, at cost	407,100	362,600
Pacific Coast Bankers’ Bank stock, at cost	50,000	50,000
Total investments	28,214,004	28,764,264
Loans
Construction	3,369,860	2,790,712
Real estate	33,939,533	30,444,344
Commercial	8,962,174	8,295,573
Farm/Agriculture	322,712	330,920
Installment	313,725	633,504
Unearned fees and discounts	(145,827)	(144,106)
Allowance for loan losses	(572,390)	(544,140)
Total Loans	46,189,787	41,806,807
Fixed Assets, net	2,302,120	1,936,168
Accrued Interest Receivable	354,067	311,849
Prepaid & Other Assets	1,880,786	1,811,979
Total Assets	$93,314,524	$91,329,909
LIABILITIES:
Deposits
Non-interest Bearing	$59,484,320	$62,610,963
Interest Bearing
Money market	21,280,312	16,793,824
Savings	1,144,417	913,249
Time deposits of $100,000 or greater, due in one year	1,920,629	2,216,104
Time deposits less than $100,000, due in one year	1,519,075	1,487,803
Total Deposits	85,348,753	84,021,943
Accrued Interest Payable	29,079	28,858
Accrued Expenses & Other Payables	693,304	588,068
Total Liabilities	86,071,136	84,638,869
STOCKHOLDERS’ EQUITY
Common Stock, authorized 10,000,000 shares with a par value of $3.33 per share; issued and outstanding 825,953 shares and 818,453 shares at June 30, 2006 and December 31, 2005, respectively	2,753,205	2,728,230
Additional paid-in capital	2,623,798	2,590,600
Retained earnings	2,039,991	1,497,818
Accumulated other comprehensive loss	(173,606)	(122,608)
Total Equity	7,243,388	6,694,040
Total Liabilities & Equity	$93,314,524	$91,332,909

CHINO COMMERCIAL BANK, N. A.

STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ending June 30,		For the six months ending June 30,
	2006	2005	2006	2005
Interest Income
Interest Income - Securities	$304,404	$232,747	$597,278	$454,307
Interest Income - Fed Funds	108,702	74,553	186,576	134,705
Interest and fee income on Loans	865,034	751,245	1,676,213	1,399,819
Total Interest Income	1,278,140	1,058,545	2,460,067	1,988,831
Interest Expense
Interest Expense - Deposits	115,678	59,528	195,584	109,076
Interest Expense - Other Borrowings	300	600
Total Interest Expense	115,978	59,528	196,184	109,076
Net interest income	1,162,162	999,017	2,263,883	1,879,755
Provision for loan losses	19,500	36,350	28,250	53,418
Net interest income after provision for loan losses	1,142,662	962,667	2,235,633	1,826,337
Non-interest income
Service Charges on Deposit Accounts	134,926	111,600	263,874	220,535
Other miscellaneous fee income	4,793	2,467	7,921	4,162
Income from Mortgage Banking	1,740	11,479	1,740	17,697
Income from Bank Owned Life Insurance	15,504	15,656	30,185	31,473
Total Non-interest income	156,963	141,202	303,720	273,867
General & Administrative Expenses
Salaries & Benefits	433,195	383,045	842,373	717,541
Occupancy & Equipment	97,314	64,093	201,953	127,112
Data & Item Processing	61,753	53,912	122,711	104,782
Advertising & Marketing	25,529	34,227	39,978	59,799
Audit & Professional fees	45,541	45,326	89,363	95,271
Insurance	6,196	5,982	12,340	11,964
Directors’ fees and expenses	22,285	19,252	44,356	37,807
Other expenses	152,326	178,552	294,303	337,140
Total general & administrative expenses	844,139	784,389	1,647,377	1,491,416
Income before income tax expense	455,486	319,480	891,976	608,788
Income tax expense	177,844	123,850	349,803	236,091
Total income	$277,642	$195,630	$542,173	$372,697
Basic Earnings per share	$0.34	$0.24	$0.66	$0.46
Diluted Earnings per share	$0.31	$0.22	$0.61	$0.42

CHINO COMMERCIAL BANK

Selected Financial Highlights

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Selected Operating Data:
Net interest income	$1,278,140	$999,017	$2,460,067	$1,879,755
Provision for loan losses	19,500	36,350	28,250	53,418
Non-interest income	156,963	141,202	303,720	273,867
Non-interest expense	844,139	784,389	1,647,377	1,491,416
Net income	$277,542	$195,630	$542,173	$372,697
Share Data:
Basic income per share	$0.34	$0.24	$0.66	$0.46
Diluted Income per share	$0.31	$0.22	$0.61	$0.42
Weighted average common shares outstanding
Basic	823,453	818,453	820,953	818,453
Diluted	889,159	884,049	888,011	883,468
Performance Ratios:
Return on average assets	1.22%	0.96%	1.22%	0.93%
Return on average equity	15.53%	12.66%	15.46%	12.20%
Equity to total assets at the end of the period	7.76%	7.33%	7.76%	7.33%
Net interest spread	4.31%	4.20%	4.43%	4.01%
Net interest margin	5.61%	5.32%	5.62%	5.10%
Average interest-earning assets to average-bearing liabilities	331.46%	450.43%	341.50%	463.57%
Core efficiency ratio	63.99%	68.77%	64.14%	69.19%
Non-interest expense to average assets	3.70%	3.84%	3.70%	3.72%
Selected Balance Sheet Data:	6/30/2006	12/31/2005
Total assets	$93,314,524	$91,332,909
Investment securities held to maturity	5,369,702	5,850,687
Investment securities available for sale	15,105,602	16,311,377
Loan receivable, net	46,189,787	41,806,807
Deposits	85,348,753	84,021,943
Non-interest bearing deposits	59,484,320	62,610,963
Stockholders’ equity	$7,243,388	$6,694,040

Regulatory capital ratios:
Average equity to average assets	7.87%	7.46%
Leverage capital	8.13%	7.54%
Tier I risk based	12.12%	12.14%
Risk-based capital	13.12%	13.21%
Asset Quality Ratios:
Allowance for loan losses as a percent of gross loans receivable	1.22%	1.28%
Net charge-offs to average loans	n/a	n/a
Non-performing loans to total loans	n/a	n/a
Number of full-service customer facilities	2	1